Exhibit 5.1

John-Paul Motley

+1 213 561 3250

jpmotley@cooley.com

June 5, 2024

Sportsman’s Warehouse Holdings, Inc.

1475 West 9000 South, Suite A

West Jordan, Utah 84088

Re: Sportsman’s Warehouse Holdings, Inc. — Post-Effective Amendment to Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Sportsman’s Warehouse Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to Registration Statement on Form S‑8 (File No. 333-275199) (the “Prior Registration Statement”) with the Securities and Exchange Commission (the “Commission”). The Prior Registration Statement covered the offering of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) previously available for issuance under the Company’s Inducement Plan (the “Inducement Plan”). For purposes of this opinion, the “Shares” means up to 1,000,000 shares of Common Stock, which is the sum of 545,293 shares of Common Stock that had been available for the grant of new awards under the Inducement Plan and 454,707 shares of Common Stock subject to outstanding stock awards granted under the Inducement Plan that from and after May 30, 2024, may become available for grant under the Company’s Amended and Restated 2019 Performance Incentive Plan (the “Amended 2019 Plan”) as described in the Post-Effective Amendment.

In connection with this opinion, we have examined and relied upon (a) the Prior Registration Statement, (b) the Post-Effective Amendment and the related prospectus, (c) the Company’s certificate of incorporation and bylaws, each as currently in effect, (d) the Inducement Plan, (e) the Amended 2019 Plan, and (f) such other records, documents, opinions, certificates, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials, and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Amended 2019 Plan, the Post-Effective Amendment and the related prospectus, will be validly issued, fully paid and nonassessable (except as to Shares issued pursuant to deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

This opinion is limited to the matters expressly set forth in this letter, and no opinion has been or should be implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof and we have no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Cooley LLP 355 S. Grand Ave Suite 900, Los Angeles, CA 90071
t: (213) 561-3250 f: (213) 561-3244 cooley.com

We consent to the filing of this opinion as an exhibit to the Post-Effective Amendment. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Sincerely,

Cooley LLP

By: /s/ John-Paul Motley

John-Paul Motley